UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2016

PROFIT PLANNERS MANAGEMENT, INC.

(Exact Name of Registrant as Specified in Charter)

NEVADA	33-142076	90-0450030
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer
Identification Number)

1001 Avenue of the Americas, 2nd Floor

New York, NY 10018

(Address of Principal Executive Offices)

(646) 416-6802

(Registrant's Telephone Number, including area code)

(Former Name or Former Address, if changed since last report)

Section 5.02. Departure and Appointment of Directors.

Directors

On January 15, 2016, Stephen B. Kass resigned from the board of directors of the Registrant to pursue other business interests. There were no disagreements between Mr. Kass and the Registrant, or its executives or directors, on any matter relating to the Registrant’s operations, policies or practices.

As a result of the above resignation, Wesley Ramjeet currently constitutes the full board of directors of the Registrant.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Profit Planners Management, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 19, 2016

PROFIT PLANNERS MANAGEMENT, INC.

By:	/s/ Wesley Ramjeet
Wesley Ramjeet
Chief Executive Officer

3